EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Hancock Holding Company of our report dated March 1, 2011 relating to the consolidated financial statements of Whitney Holding Corporation, which appear in the Current Report on Form 8-K of Hancock Holding Company dated March 21, 2011.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New Orleans, Louisiana
March 21, 2011